UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 02, 2025

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2025, the Board of Directors (the “Board”) of Perspective Therapeutics, Inc. (the “Company”) appointed Mr. Juan Graham as the Company’s Chief Financial Officer and principal financial officer, in each case effective as of January 6, 2025 (the “Effective Date”). As of the Effective Date, Mr. Jonathan Hunt will no longer serve as the Company’s Chief Financial Officer but will remain in his role as the Company’s Chief Accounting Officer and principal accounting officer.

Mr. Graham, age 49, brings nearly 25 years of experience in global biopharmaceutical financial management, strategic planning, and change leadership in both large multinational and smaller organizations. Prior to joining the Company, Mr. Graham was Chief Financial Officer for FibroGen, Inc., a global biopharmaceutical company, from September 2021 to December 2024, where he led global finance with responsibilities for capital formation and allocation activities while supporting strategic licensing and partnership initiatives. Prior to FibroGen, Inc., Mr. Graham held multiple leadership positions of increasing responsibility at Johnson & Johnson in the United States, Japan, Australia and New Zealand, including Global VP of Finance, Supply Chain from April 2019 to September 2021, as well as roles of global responsibility supporting commercial and research and development operations and business development. Mr. Graham received his bachelor’s degree in Business Administration from the Monterrey Institute of Technology and Higher Education and his Master of Business Administration from the McGill University Graduate School of Business.

In connection with Mr. Graham’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Graham. Pursuant to the Employment Agreement, Mr. Graham will receive an annual base salary of $500,000 and will be eligible for an annual bonus based on a target bonus opportunity of 40% of Mr. Graham’s annual base salary (pro rated for the period of time he is employed during 2025), based upon metrics established by the Compensation Committee of the Board (the “Compensation Committee”). The Employment Agreement also provides for Mr. Graham to receive a one-time signing bonus in the amount of $80,000 (the “Signing Bonus”). If Mr. Graham voluntarily resigns or the Company terminates his employment for Cause (as that term is defined in the Employment Agreement) (each, a “Termination Event”), the Signing Bonus will be subject to repayment according to the following terms:

•
If a Termination Event occurs prior to Mr. Graham completing one year of employment, Mr. Graham will be required to repay the full amount of the Signing Bonus; and
•
If a Termination Event occurs after Mr. Graham completes one year of employment but prior to Mr. Graham completing two years of employment, Mr. Graham will be required to repay one-half of the amount of the Signing Bonus.

Mr. Graham will also receive a one-time equity grant (the “Option Grant”) of options (the “Options”) to purchase 400,000 shares of the Company’s common stock under the Perspective Therapeutics, Inc. Third Amended and Restated 2020 Equity Incentive Plan (the “Equity Plan”), with (i) the grant date for the Option Grant being the Effective Date or as soon as reasonably practicable following the Effective Date (the “Grant Date”); (ii) the exercise price per share of the Company’s common stock subject to the Option Grant being equal to the closing price for a share of the Company’s common stock as quoted on the NYSE American on the Grant Date (or if no sales were reported on such date, the closing price of the last date immediately preceding the Grant Date on which such sales were reported); (iii) the vesting for the Option Grant being in accordance with the following vesting schedule: 25% on the first anniversary of the Effective Date and in 36 equal monthly increments thereafter, subject to Mr. Graham’s continued service to the Company through each applicable vesting date; (iv) the expiration date of the Options being 10 years from the Effective Date; and (v) the Option Grant and the Options being subject to the terms and conditions of the Equity Plan and the form of award agreement previously approved by the Compensation Committee for grants of options. Executive shall be eligible in future years for awards under the Equity Plan and any other relevant equity incentive plan of the Company, as such plan may be amended from time to time, as determined by the Board or the Compensation Committee.

Under the Employment Agreement, if Mr. Graham’s employment is terminated without Cause or if Mr. Graham resigns for Good Reason (as that term is defined in the Employment Agreement), then, subject to him signing and delivering a release of claims and satisfying certain other terms and conditions set forth in the Employment Agreement, Mr. Graham will be entitled to receive all accrued and unpaid wages through the termination date and the following severance: (i) an amount equal to 12 months of salary based on his then-current base salary; (ii) a pro-rated amount of his target annual discretionary bonus based on the number of full months Mr. Graham has been employed during the fiscal year of his termination; and (iii) an amount equal to the amount of premiums for continuation of Mr. Graham’s health insurance coverage under COBRA for 12 months.

Pursuant to the Employment Agreement, in the event of a Change of Control (as defined in the Employment Agreement), if Mr. Graham is not retained by the new company, the Company will pay his accrued but unpaid wages, approved but unreimbursed business expenses, 12 months’ severance based on his then-current base salary, a pro-rated amount of Mr. Graham’s target annual discretionary bonus based on the number of full months he has been employed during the fiscal year of his termination, and COBRA premiums for up to 12 months of coverage. Additionally, regardless of whether Mr. Graham is retained by the new company, the Company will pay him 12 months’ salary based on his then-current base salary in accordance with the Company’s regular payroll practices. However, if Mr. Graham’s employment with the new company terminates within 12 months of the Change of Control, he will not be entitled to the severance pay described above other than in an amount equivalent to such portion of the Change in Control Compensation (as defined in the Employment Agreement) that Mr. Graham has not then already received. Also, upon a Change of Control, all of Mr. Graham’s outstanding unvested equity-based awards, at his option, will vest and become immediately exercisable and unrestricted.

Pursuant to the Employment Agreement, Mr. Graham is also subject to standard confidentiality restrictions and a covenant not to solicit the Company’s customers for a period of one year following termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

The Company also expects Mr. Graham to enter into the Company’s standard indemnification agreement for officers.

There is no arrangement or understanding between Mr. Graham and any other person pursuant to which Mr. Graham has been appointed as Chief Financial Officer. There are no family relationships between Mr. Graham and any of the Company’s directors or executive officers, and Mr. Graham has no direct or indirect interest in any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing the leadership transition described in Item 5.02 of this Form 8-K and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	January 6, 2025	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer